Exhibit 10.24

«Date»

«Full_Name»

IntriCon Corporation

1260 Red Fox Road

Arden Hills, MN 55112

Dear «M_1st_Name»:

I am pleased to inform you that on «Grant_Date», you were awarded an automatic grant of Restricted Stock Units for «Shares» of Common Stock of the Company (“RSUs”) under the Company’s 2015 Equity Incentive Plan (the “Plan”).

The RSUs will vest on the following dates (each a “Vesting Date”):

Vesting Date	Number of Shares
«M_1st_Exercise»	«M__shares»
«M_2nd_Ex»	«M__shares1»
«M_3rd_Ex»	«M__shares2»

In addition, while the specific terms of the Plan will govern, generally:

●	If your directorship is terminated due to your death, Disability or Retirement (as defined in the Plan), all of your RSUs will immediately vest in full;

●	If your directorship is terminated due to any other reason, any RSUs that you had that were not vested as of the date of the termination of your directorship will expire.

Subject to the Plan, all of your RSUs will immediately vest in full upon the occurrence of a Change in Control (as defined in the Plan).

Within ten (10) business days following each Vesting Date (including any accelerated vesting date provided in the Plan), the Company shall issue to you, either by book-entry registration or issuance of a stock certificate or certificates, a number of shares of Common Stock equal to the number of RSUs granted hereunder that have vested as of such date. Any shares of Common Stock issued to you hereunder shall be fully paid and non-assessable.

You shall not have any rights as a shareholder, including voting or dividend rights, with respect to shares of Common Stock covered by the RSUs until you become the holder of record with respect to such Shares in accordance with this award and the Plan. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in the Plan.

This award is subject to cancellation in the event that your directorship is terminated for Cause (as defined in the Plan) and under other circumstances described in the Plan.

«Full_Name»

Further terms governing the RSUs granted to you are set forth in the Plan, which is incorporated herein by reference. A copy of the Plan is available from the Human Resources Department.

If you wish to accept the grant of the RSUs as provided above and in the Plan, please so indicate by signing and returning the enclosed copy of this letter, whereupon you and the Company shall be legally bound hereby under Pennsylvania law.

Very truly yours,

INTRICON CORPORATION

By:
«From»
«Title»
«M_2nd_line»

Accepted and Agreed:

«Full_Name»

1260 Red Fox Road ● Arden Hills, MN 55112 ● Tel: 651-636-9770 ● Fax: 651-357-1097 ● www.IntriCon.com